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                                                                   EXHIBIT 10.27

                                 TELUS MOBILITY

                          CELLULAR DIGITAL PACKET DATA
                               RESELLER AGREEMENT

BETWEEN:

                                 TELUS MOBILITY,
                    A DIVISION OF TELUS COMMUNICATIONS INC.,
                           3E, 3030 - 2nd Avenue S.E.
                            Calgary, Alberta T2A 5N7
                              Fax: 403 - 272 - 4866
                      (collectively referred to as "TELUS")
                                     - and -

                                  At Road, Inc
                                 (Reseller Name)
                              47200 Bayside Parkway
                                (Street Address)
                            Fremont, California 94538
                              Fax: 510 - 445 - 0785

                      ------------------------------------
                                 (Reseller Code)

                                ("the Reseller")

 WHEREAS:

A. TELUS provides cellular digital packet data ("CDPD") network services within the Provinces of Alberta and British Columbia, and provides such services using facilities and equipment owned or leased by TELUS;

B. The Reseller markets, sells and services mobile resource management equipment and application software used in conjunction with CDPD network services, and wishes to acquire CDPD network services from TELUS in accordance with the terms and conditions of this Agreement for the purpose of marketing and reselling such services to end users in the Province of Alberta and British Columbia;

In consideration of the covenants set out in this Agreement, TELUS and the Reseller agree as follows:

1.     DEFINITIONS AND APPOINTMENT OF RESELLER

1.1    In this Agreement:

       (a) "Affiliate" means "affiliate" as that term is defined in section 2 of the Canada Business Corporations Act;

       (b) "End Users" refers to persons that acquire the MRM Products and Service and the TELUS Service from the Reseller, for use by themselves or their employees, agents and subcontractors;

       (c) "MRM Products and Service" means the mobile resource management equipment and application software, and any other related products and services, that are marketed, sold, supplied and serviced by the Reseller in Alberta and British Columbia;


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       (d) "Resale", "Resell" or "Reselling" refers to the sale and use by the
       Reseller of the TELUS Service and the related network entity identifiers to End Users, for a fee or a charge, in connection with the MRM Products and Service;

       (e) "Reseller Agent" refers to a person to whom the Reseller delegates or subcontracts any of its duties or obligations under and in accordance with this Agreement, or who is appointed by the Reseller to market, promote or resell the MRM Products and Service on behalf of the Reseller;

       (f) "TELUS Service" refers to the CDPD network services provided by TELUS, and which are marketed and resold by the Reseller to End Users, for a fee or a charge and in connection with the MRM Products and Services; and

       (g) "Term" refers to the initial term of this Agreement, or any renewal term, as described in section 2.

1.2 TELUS agrees to provide the Reseller with the TELUS Service within the TELUS service area in Alberta and British Columbia, and with related network entity identifiers, on the terms and conditions set out in this Agreement and for the purpose of the Resale of the TELUS Service, and TELUS hereby appoints the Reseller as one of TELUS's approved resellers for such purpose.

2.     TERM

2.1 The initial term of this Agreement shall be fourteen months, commencing November 1, 2000, and ending December 31, 2001, and thereafter shall be automatically renewed for successive one year terms, on the same terms and conditions as set out in this Agreement, unless written notice of termination is given by either party to the other party at least 90 days prior to the end of the original term, or any renewal term, as the case may be, or unless sooner terminated as provided for herein.

3.     EXTENT OF AUTHORITY AND RELATIONSHIP

3.1 Except as may be expressly permitted or provided for in this Agreement, TELUS and the Reseller will not create any obligation on behalf of the other, either express or implied, they are not responsible for the acts and omissions of the other or the other's employees or agents, and no agency, employment, partnership, franchise, joint venture or other joint relationship is created by this Agreement.

4.     OTHER TELUS CDPD RESELLERS AND OTHER WIRELESS SERVICES

4.1 The rights granted to the Reseller in this Agreement are not exclusive, and TELUS has the unrestricted right, in its sole discretion:

       (a) to provide the TELUS Service to, and to appoint other resellers for the purposes of marketing and reselling the TELUS Service in any area or province, in connection with automatic vehicle location services or any other products or services;

       (b) to appoint dealers, agents or authorized representatives to market, promote, solicit customers (including customers of the Reseller) and subscriptions for, or sell the TELUS Service on behalf of TELUS to any persons throughout the Provinces of Alberta or British Columbia, including customers of the Reseller, for any purpose;

       (c) to provide the TELUS Service to any persons in the Provinces of Alberta or British Columbia, including customers of the Reseller.

4.2 Except as is expressly permitted or provided for in this Agreement, or except with the prior written consent of TELUS, the Reseller agrees that:


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       (a) it will not, directly, or indirectly through its directors, officers, shareholders, an affiliated corporation, an agent or subcontractor, or otherwise, market, promote, solicit customers or subscriptions for, supply, sell or resell any service in competition to the TELUS Service or any other wireless telecommunications network service offered or provided by TELUS within the Provinces of Alberta and British Columbia;

       (b) it will not authorize any director, officer, shareholder, affiliated corporation, agent or subcontractor to market, promote, solicit customers or subscriptions for or sell any service in competition to the TELUS Service or any other wireless telecommunications network service offered or provided by TELUS, or to have any controlling interest in any entity that markets, promotes, sells or provides any service in competition to the TELUS Service or any other wireless telecommunications network service offered or provided by TELUS within the Provinces of Alberta and British Columbia;

       (c) it will not enter into any agreements with the provider of any such competing service; and

       (d) it will not display any signage or literature of the provider of any such competing service.

       Provided however, that the foregoing provision shall not apply to the supply, sale or resale of any service offered or provided by an Affiliate of TELUS including, but not limited to, Clearnet PCS Inc. or Clearnet Inc.

5.     OBLIGATIONS OF THE RESELLER

5.1 The Reseller shall market, promote and Resell the TELUS Service to End Users throughout the Provinces of Alberta and British Columbia, at its own expense and using its own efforts. The Reseller shall maintain such marketing and customer service standards that are appropriate in order to maintain a high quality TELUS Service and reputation, shall provide customers and End Users with prompt, courteous, and efficient service, shall take every reasonable precaution not to disclose any customer or End User information, other than as permitted by Reseller's privacy policy, as amended from time to time, or any applicable privacy legislation, and shall deal with customers and End Users honestly and fairly. Neither party shall by way of statement, act or omission, discredit or reflect adversely upon the reputation of or the quality of the other party or the products or services provided by such other party.

5.2 The Reseller shall not:

       (a) market, promote, supply or resell the TELUS Service in connection with any products or services other than the MRM Products and Service;


       (b) market, promote or sell the MRM Products and Service as a service provided by TELUS;

       (c) brand or associate the MRM Products and Service with any TELUS trademarks or trade names (or those of any of TELUS's related or affiliated corporations) without the express prior written consent of TELUS;

       (d) represent or state in any way, in any advertising or promotional materials or otherwise, that the MRM Products and Services or any other services provided by the Reseller are provided by way of agreement or arrangement with, or with the facilities or equipment of, TELUS without the express prior written consent of TELUS.

5.3 Without limiting any of the foregoing, this Agreement does not grant to the Reseller any interest in or any right to use any trademark or trade name owned or used by TELUS or relating to the TELUS Service, and the Reseller shall not represent in any way that it has any such interests or rights. The Reseller may only use TELUS trademarks or trade names, in such manner and for such purpose as TELUS may specify and approve from time to time, and the Reseller shall execute any license agreements required by TELUS relating to the use of TELUS trademarks or trade names.

6.     RESELLER'S BUSINESS LOCATIONS


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6.1    The Reseller will advise TELUS in writing of all of the locations from which it markets, promotes, supplies or Resells the TELUS Service. The Reseller will only market, promote, supply and Resell the TELUS Service from a location or locations used only for commercial purposes, and not for residential purposes.

7.     FEES

7.1 The Reseller agrees to pay the fees, rates and charges set out in Schedule A for the TELUS Service. The Reseller will be billed by TELUS, and shall pay, for all data, measured in kilobytes, transmitted from or received by the mobile device associated with any network entity identifier provided by TELUS to the Reseller under this Agreement. The kilobyte count will include both protocol headers and user data.

7.2 TELUS shall bill the Reseller each month for the TELUS Service in accordance with this Agreement, and the Reseller shall pay all amounts set out in each bill sent to the Reseller net thirty (30) days from the date of the invoice/bill. All amounts not paid by the due date are past due and the Reseller must pay any late payment charges shown on the bill. The rates and charges set out in this Agreement do not include any sales, excise or value added taxes related to the provision of the TELUS Service, and if any such taxes are levied by a government authority, the Reseller shall be responsible to remit to the appropriate authority any such amounts, or the Reseller shall pay TELUS on demand for all such amounts and the Reseller shall indemnify and save harmless TELUS against any and all such amounts. All payments shall be made in Canadian dollars.

7.3 The Reseller shall be responsible to pay all amounts billed to it by TELUS pursuant to this Agreement, whether or not the Reseller has been paid or has collected the fees, rates or charges payable by End Users for the TELUS Service. The Reseller shall not be responsible for any charges owed by Pinpoint Fleet Services, Ltd. or any other party to Telus which were incurred prior to the initial term of this Agreement.

7.4 All fees, rates or charges charged by the Reseller to End Users for the TELUS Service shall be determined by the Reseller, in accordance with any applicable regulation. TELUS shall have no authority or responsibility to determine such fees or other amounts, and TELUS shall have no responsibility or authority for billing or collecting such fees or any other amounts from End Users.

8.     NETWORK ENTITY IDENTIFIERS AND END USERS

8.1 When requested by the Reseller, TELUS will provide the Reseller with network entity identifiers that can be used by the Reseller to provide the TELUS Service to End Users, in minimum quantities of five network entity identifiers at a time. The fees, rates or charges charged by TELUS for the TELUS Service in respect of such network entity identifiers will commence on the date such numbers are activated for the Reseller, and will be charged to the Reseller for a minimum period of one month.

8.2 If the Reseller no longer requires use of any block of five network entity identifiers assigned to it, the Reseller may, on ten (10) days prior notice to TELUS, terminate its use of that block of network entity identifiers, and will no longer be obligated to pay the fees, rates or charges in respect of that block of network entity identifiers, commencing with the next TELUS billing period following the termination of those network entity identifiers.

8.3 The Reseller will follow and comply with such additional commercially reasonable procedures and processes respecting the assignment, coordination and termination of network entity identifiers and the activation of mobile devices used in conjunction with the TELUS Service as TELUS may advise from time to time.

8.4 Neither the Reseller nor any End Users will have any property rights in the network entity identifiers, and TELUS may change or reassign any network entity identifiers at any time after giving 60 days prior notice to the Reseller.

8.5    The Reseller shall not permit any End Users to resell the TELUS Service.


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8.6    The TELUS Service shall be provided to End Users on terms and conditions that are determined by the Reseller, in accordance with any applicable regulation. TELUS shall have no authority or responsibility to determine such terms and conditions, and TELUS shall have no responsibility for the provision of the TELUS Service to End Users, or for any customer service activities for or in respect of End Users.

9.     MRM PRODUCTS AND SERVICE AND CDPD EQUIPMENT

9.1 The Reseller shall provide all MRM Products and Service, and all mobile devices, antennae and accessory equipment required by End Users in connection with the TELUS Service, together with any warranty and maintenance services required by End Users in respect of the MRM Products and Services or any mobile devices, antennae or other equipment used in connection with the TELUS Service. The mobile devices and other equipment provided by the Reseller shall be of high quality, and shall be compatible, throughout the term, with the TELUS CDPD network unless TELUS modifies the TELUS CDPD Network or TELUS Service in a manner resulting in continued compatibility being commercially unreasonable. TELUS reserves the right to require the Reseller to discontinue the use of (by the Reseller or any End User) any mobile devices, antennae or other equipment used in connection with the TELUS Service that, in TELUS's sole opinion or discretion, has any adverse effect on the TELUS CDPD network, or do not meet such technical standards as may be determined by TELUS from time to time.

9.2 TELUS shall not be responsible for any failures of or defects in mobile devices, antennae or any other equipment sold or supplied by the Reseller, or for any guarantees, warranty claims or maintenance services in respect of such mobile devices, antennae or equipment.

10.    TERMINATION OF AGREEMENT AND TELUS SERVICE

10.1 TELUS may terminate this Agreement, and may suspend or terminate the TELUS Service, without any further liability of TELUS to the Reseller, at any time immediately upon giving written notice to the Reseller:

       (a) if the Reseller is in breach of any term of this Agreement, provided such breach is capable of being cured, and such breach continues for thirty (30) calendar days after TELUS has notified the Reseller in writing of it;

       (b) if TELUS, in its sole discretion, considers the Reseller to be an unacceptable credit risk;

       (c) if the Reseller ceases to do business as a going concern or fails to keep at least one of its business locations open for business during its usual business hours for ten (10) or more calendar days, or if the Reseller becomes insolvent or bankrupt, makes any assignment for the benefit of creditors, suspends its business or files a notice of intention to make a proposal to some or all of its creditors, or a trustee, receiver or other similar official is appointed for it or for a substantial part of its property or it consents to any such appointment, or any bankruptcy, dissolution, liquidation, winding-up, arrangement or insolvency proceeding is instituted by it, or any such proceeding is instituted against it or any part of its property and is not contested within thirty (30) calendar days of being instituted, or it is dissolved, liquidated, wound-up or passes any resolution to do so;

       (d) if the Reseller ceases to be engaged in the marketing, sale, supply and servicing of the MRM Products and Service;

       (e) if any director or executive officer of the Reseller is convicted in a court of competent jurisdiction of any felony if, in TELUS's sole determination, the conviction would be likely to adversely affect the operations or business of the Reseller or the goodwill and reputation of the TELUS Service; or

       (f) if TELUS ceases to offer the TELUS Service.

10.2 Reseller may terminate this Agreement without any further liability of Reseller to TELUS, at any time immediately upon giving written notice to
       TELUS:


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       (a) if TELUS is in breach of any term of this Agreement, provided such breach is capable of being cured, and such breach continues for thirty
       (30) calendar days after the Reseller has notified TELUS in writing of it;

       (b) if TELUS ceases to do business as a going concern, or if TELUS becomes insolvent or bankrupt, makes any assignment for the benefit of creditors, suspends its business or files a notice of intention to make a proposal to some or all of its creditors, or a trustee, receiver or other similar official is appointed for it or for a substantial part of its property or it consents to any such appointment, or any bankruptcy, dissolution, liquidation, winding-up, arrangement or insolvency proceeding is instituted by it, or any such proceeding is instituted against it or any part of its property and is not contested within thirty
       (30) calendar days of being instituted, or it is dissolved, liquidated, wound-up or passes any resolution to do so;

       (c) if any director or executive officer of TELUS is convicted in a court of competent jurisdiction of any indictable offence if, in the Reseller's sole determination, the conviction would be likely to adversely affect the operations or business of TELUS or the goodwill and reputation of the Reseller; or

       (d) if TELUS ceases to offer the TELUS Service.

11.    EFFECT OF TERMINATION

11.1 Upon any expiration or termination of this Agreement, or the suspension or termination of the TELUS Service, the Reseller shall cease any marketing, promotion, supply or Resale of the TELUS Service, and TELUS may de-activate all network entity identifiers provided by TELUS to the Reseller pursuant to this Agreement.

11.2 Upon any termination of this Agreement, if TELUS determines not to suspend or terminate the TELUS Service, or determines not to de-activate any network entity identifiers provided by TELUS to the Reseller, the Reseller will, at TELUS' cost, provide to TELUS all relevant information concerning its End Users, and will also provide reasonable technical assistance, take such other reasonable action and cause such other things to be done as may be reasonably necessary for the orderly termination of this Agreement with respect to the TELUS Service and the transition thereof from the Reseller to TELUS with minimum disruption to End Users.

12.    TELUS FACILITIES

12.1 TELUS has the sole authority in respect of, and the sole responsibility for, the CDPD network and all other facilities and equipment used to provide the TELUS Service, and the Reseller shall have no responsibility for, and no rights or interests in respect of, the ownership, control, operation or maintenance of such facilities or equipment or the TELUS Service.

13.    COMPLIANCE WITH LAWS

13.1 In conducting its business, in carrying out its obligations pursuant to this Agreement, or in marketing, promoting or providing the TELUS Service, the Reseller will comply with all laws, statutes, rules, orders, ordinances and regulations of all governmental authorities.

14.   EXCLUSION OF WARRANTIES AND LIMITATIONS OF THE TELUS SERVICE

14.1 Except as expressly stated in this Agreement, TELUS makes no guarantees, warranties or representations, express or implied, with respect to the TELUS Service. The Reseller acknowledges and agrees that TELUS has made no representations, guarantees or warranties with respect to the profits or losses, if any, to be made or incurred by the Reseller during the term of or as a result of this Agreement.


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14.2   TELUS does not guarantee that the TELUS Service will be error-free or uninterrupted, nor does it guarantee receipt of material or messages transmitted over or through the TELUS CDPD network or the networks of other companies, and TELUS makes no representations as to coverage or quality of service. The TELUS Service may fail or be interrupted for reasons including, but not limited to, environmental conditions, technical limitations, defects or failures, emergency or public safety requirements, limitations of the systems of other telecommunications companies, or causes beyond TELUS's control. TELUS disclaims all representations, warranties and conditions (express, implied or statutory) relating to any mobile devices, antennae or other equipment used with the TELUS Service (whether the equipment is the Reseller's or the End User's, or is sold to the Reseller or the End User by TELUS, a TELUS dealer or reseller, or any other person), including but not limited to any warranty or condition of merchantability, fitness for a particular purpose, durability, absence of defects of design or manufacture, and fault-free or continuous operability or service. TELUS does not guarantee the privacy of any communications over or through the TELUS CDPD network.

15.    LIMITATION OF LIABILITY

15.1 Except for a breach of section 17 (Confidential Information) and/or the indemnification obligations of the Reseller as set out herein, neither party shall be liable to the other for any incidental, indirect, consequential, special or punitive damages of any kind or nature arising out of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if the party has been warned of the possibility of any such loss or damage in advance. Liability for damages shall be limited and excluded as set forth herein, even if any exclusive remedy provided for in this Agreement fails of its essential purpose.

15.2 TELUS will not be liable to the Reseller, the End User or any other person for any damages (direct, indirect, special, consequential, or otherwise), expenses, loss of profits, loss of earnings, loss of business opportunities, loss of data, or other loss, arising directly or indirectly out of or in connection with this Agreement or the provision, use or failure of the TELUS Service or mobile devices, antennae or other equipment, whether negligent or otherwise, and which would otherwise give rise to a cause of action in contract, tort, or any other doctrine of law, including (but not limited to) those arising from:

       (a) errors, delays, interruptions or omissions in the transmission of material or messages over or through the TELUS CDPD network or the networks of other companies;

       (b) the content of any material or messages transmitted over or through the TELUS CDPD network, including (but not limited to) content that may be defamatory, infringing the rights of other persons, or unlawful in any way;

       (c) the infringement of any intellectual property rights arising from combining or using the Reseller's equipment or the End User's equipment with TELUS's equipment or the TELUS Service;

       (d) any accident or injury involving a vehicle, air or water-craft operated by the Reseller, End User or any other person and in connection with the use or failure of mobile devices, antennae, equipment or the TELUS Service;

       (e) the use or operation of any mobile device, antennae or other equipment used with the TELUS Service (whether the equipment is the Reseller's or the End User's or is sold to the Reseller or the End User by TELUS, a TELUS dealer or reseller, or any other person).

 16.   INDEMNITIES

16.1 The Reseller shall indemnify, hold harmless and defend TELUS, its officers, employees, agents and related or affiliated corporations, from and against any and all actions, causes of actions, claims and demands of whatsoever nature, brought by any End User or any other person, caused by, arising directly or indirectly out of, or in connection with:


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       (a) any breach of this Agreement by the Reseller, or any suspension or termination of the TELUS Service or de-activation of network entity identifiers pursuant to this Agreement;

       (b) damages or injuries, including death, to any property or persons, that are caused by or arise out of any negligent act or omission of the Reseller or those for whom it is responsible for in law;

       (c) the provision, use or failure of MRM Products and Service, or any other products or services provided by the Reseller, including, without limiting the generality of the foregoing, any guarantees, warranties or representations given or made by the Reseller regarding the TELUS Service, the MRM Products and Service, or any other products and services;

       (d) the provision, use or failure of the TELUS Service, whether caused by the negligence of TELUS or otherwise or the provision, use or failure of any mobile devices, antennae or other equipment provided by the Reseller, including (but not limited to):

           (i) errors, delays, interruptions or omissions in the transmission of material or messages over or through the TELUS CDPD network or the networks of other companies;

           (ii) the content of any material or messages transmitted over or through the TELUS CDPD network, including (but not limited to) content that may be defamatory, infringing the rights of other persons, or unlawful in any way;

           (iii) the infringement of any intellectual property rights arising from combining or using the Reseller's equipment or the End User's equipment with TELUS's equipment or the TELUS Service;

           (iv) any accident or injury involving a vehicle, air or water-craft operated by the Reseller, End User or any other person and in connection with the use or failure of mobile devices, equipment or the TELUS Service;

           (v) the use or operation of any mobile device, antennae or other equipment used with the TELUS Service (whether the equipment is the Reseller's or the End User's or is sold to the Reseller or the End User by TELUS, a TELUS dealer or reseller, or any other person),

16.2   This section 16 will survive any termination or expiry of this Agreement.

17.    CONFIDENTIAL INFORMATION

17.1 During the term of this Agreement, either party (the "disclosing party") may provide the other party (the "recipient") with certain information, data and/or documentation, (referred to in this Agreement as "Confidential Information") which is of value to the disclosing party, is not generally known in the industry or to competitors of that party, and is identified as confidential at the time of disclosure. Confidential Information shall remain the sole property of the disclosing party, and the recipient shall not disclose or make available any Confidential Information of the disclosing party, whether orally or in writing or in any other way, to any other person without the prior written permission of the disclosing party unless the information is disclosed pursuant to the order of a court, administrative agency, or other governmental body, provided, however, that recipient shall provide prompt notice of such court order or requirement to the disclosing party to enable the company to seek a protective order or otherwise prevent or restrict such disclosure. The recipient shall take every reasonable precaution to avoid disclosing such Confidential Information, and such precautions shall include, but are not limited to, the safeguarding of documents, the making of copies only when necessary, and complying with security instructions issued by the disclosing party to the recipient from time to time. The recipient shall, on the disclosing party's request or upon termination or expiration of this Agreement, return all documentary or other records of such Confidential Information and all copies thereof, except as may be necessary for the recipient's accounting, tax, legal or regulatory requirements.

17.2 The recipient's duty of non-disclosure shall not extend to information, data or documentation which is made public by the disclosing party or a third party legally permitted to do so, and the recipient may disclose


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       Confidential Information when ordered to do so by a court or other competent authority or if it is otherwise legally empowered to do so.

17.3 The Reseller will not use any Confidential Information of TELUS in competition with the TELUS Service, or for any purpose other than the marketing and Resale of the TELUS Service in accordance with this Agreement.

17.4 This section 17, and the obligations of non-disclosure set out in this section, shall survive any termination or expiry of this Agreement.

18.    INJUNCTIVE RELIEF

18.1 In the event of a breach by either the Reseller or TELUS of certain of its covenants in this Agreement, including without limitation the provisions in section 17 respecting Confidential Information, and the provisions in section 5 respecting TELUS trademarks, the parties agree that the harm suffered by the Reseller or TELUS would not be compensable by monetary damages alone and, accordingly, that TELUS or the Reseller will, in addition to other available legal or equitable remedies, be entitled to an injunction against such breach or any threatened breach.

19.    ASSIGNMENT AND RESELLER AGENTS

19.1 This Agreement may not be assigned by the Reseller without the prior written consent of TELUS, which consent may not be unreasonably withheld or delayed by TELUS; provided, however, that Reseller may assign this Agreement without the consent of TELUS in connection with any transfer to a Reseller Affiliate, merger, consolidation, sale of all or substantially all of Reseller's assets or any other transaction in which more than fifty percent (50%) of Reseller's voting securities are transferred. This Agreement may not be assigned by TELUS without the prior written consent of the Reseller, which consent may not be unreasonably withheld by Reseller; provided, however, that TELUS may assign this Agreement without the consent of Reseller in connection with any transfer to a TELUS Affiliate, merger, consolidation, sale of all or substantially all of TELUS' assets or any other transaction in which more than fifty percent (50%) of TELUS' voting securities are transferred.

19.2 The Reseller may, without the prior written consent of TELUS, delegate or subcontract any of its duties or obligations under this Agreement to Reseller Agents, or appoint Reseller Agents to market, promote or sell the MRM Products and Service, provided that the Reseller will continue to be responsible for all of its duties and obligations under this Agreement and for any acts or omissions of any Reseller Agent, provided that any acts or omissions of a Reseller Agent shall be attributed to the Reseller, and the Reseller agrees to:

       (a) be liable to TELUS, its officers, employees, agents and related or affiliated corporations for all losses, costs, damages and expenses of whatsoever nature, that TELUS may sustain, pay or incur as a result or in connection with any act or omission of a Reseller Agent, and

       (b) indemnify TELUS, its officers, employees, agents and related or affiliated corporations from and against any and all actions, causes of action, claims and demands of whatsoever nature caused by, arising directly or indirectly out of, or in connection with any acts or omissions of a Reseller Agent.

20.    INTERPRETATION

20.1 Any reference to "Agreement" herein means this Agreement, and not any particular paragraph, section or other portion, and includes any amendments and the attached Schedules A (Fees, Rates, and Charges), which is incorporated into and deemed to be a part of this Agreement.

20.2 Whenever required by the context, the singular includes the plural and vice versa, any gender referred to includes the feminine, masculine or neuter gender, and "person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, or government or any agency, department or instrumentality thereof.

20.3 All capitalised terms used in this Agreement (other than capitalised terms used in a heading) have the meanings ascribed to them within this Agreement. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or meaning of this Agreement.

21.    NOTICES

21.1 Notices given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been received on the date sent when hand delivered, or sent by facsimile, or seventy two (72) hours after the same has been sent by prepaid registered mail, to the addresses for TELUS and the Reseller set out on the first page of this Agreement, and in the case of TELUS, to the attention of Milo Decol, and in the case of Reseller, to the attention of the Legal Department.

 22.   SEVERABILITY

22.1 If any provision of this Agreement is invalid or unenforceable in any circumstances, the remainder of this Agreement, and the application of such provision in any other circumstances, shall not be affected thereby.

23.    ENTIRE AGREEMENT

23.1 This Agreement constitutes the entire agreement between the Reseller and TELUS pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written. There are no oral or implied agreements and no oral or implied representation, warranties or understandings between the parties.

24.    FORCE MAJEURE

24.1 Neither party shall be responsible for failure to comply with any of the terms of this Agreement, where such failure is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to fire, flood, earthquake, accident, civil disturbances, war, rationing, embargoes, strikes or labour problems, delays in transportation, acts of God, or acts of government.

25.    GOVERNING LAWS

25.1 This Agreement shall be governed by and construed in accordance with laws of the Province of Alberta and the laws of Canada, applicable therein.

26.    GENERAL

26.1 All of the provisions of this Agreement are Confidential Information to which the provisions of section 17 of this Agreement apply. This Agreement shall not be modified, amended, rescinded, cancelled, or waived except by a written Agreement signed by the parties. This Agreement shall enure to the benefit of and be binding on the parties, their personal representatives, successors and permitted assigns.


WHEREFORE the parties have executed this Agreement on the dates written below.

                                                                  [LEGAL STAMP]

TELUS MOBILITY, A DIVISION OF
TELUS COMMUNICATIONS INC.                 AT ROAD, INC.

Per: /s/ GREG COOKE-DALLIN                Per: /s/ DAVE S.MANOVICH
    -----------------------------             --------------------------------
Authorised Signature                      Authorised Signature

GREG COOKE-DALLIN                             DAVE S. MANOVICH
---------------------------------         ------------------------------------
Name (Print or Type)                      Name (Print or Type)

Dir. Planning & Future Svcs                   SR VP/COO
---------------------------------         ------------------------------------
  Title                                   Title

    Jan. 19/01                                 1/16/01
---------------------------------         ------------------------------------
Date                                      Date

                                          ------------------------------------
                                          City and Province where signed

                                    SCHEDULE A

                                 FEES, RATES AND CHARGES

 At the time a network entity identifier ("NEI") is assigned by TELUS to the Reseller, the Reseller will select one of the following rate plans that will apply for the provision of the TELUS Service to the mobile device associated with each such NEI.


------------------------------------------------------------------------------------------------------------------------
                                                             RATE PLANS
------------------------------------------------------------------------------------------------------------------------
FEES AND                TELUS 50       TELUS 200        TELUS 1000       TELUS 3000       TELUS 5000     TELUS 10000
CHARGES PER
NEI
------------------------------------------------------------------------------------------------------------------------
Access Fee per            [*}            [*}               [*}              [*}              [*}             [*}
Month (includes
[*] discount)
------------------------------------------------------------------------------------------------------------------------
Kilobytes                 [*}            [*}               [*}              [*}              [*}             [*}
included in
monthly access
fee
------------------------------------------------------------------------------------------------------------------------
Rate for                  [*}            [*}               [*}              [*}              [*}             [*}
Kilobytes not
included
------------------------------------------------------------------------------------------------------------------------
Activation Fee            [*}            [*}               [*}              [*}              [*}             [*}

------------------------------------------------------------------------------------------------------------------------
System Access             [*}            [*}               [*}              [*}              [*}             [*}
Fee
------------------------------------------------------------------------------------------------------------------------
Roaming Rate for          [*}            [*}               [*}              [*}              [*}             [*}
Kilobytes
------------------------------------------------------------------------------------------------------------------------


[*] Confidential material redacted and filed separately with the SEC.